U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report August 26, 1999

                         Commission file number 1-14082


                       SMART CHOICE AUTOMOTIVE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              FLORIDA                                  59-1469577
   -------------------------------         ------------------------------------
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


              5200 S. Washington Avenue, Titusville, Florida 32780
              ----------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (407) 269-0834
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                              ---------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

                       SMART CHOICE AUTOMOTIVE GROUP, INC.

                                    Form 8-K

                                TABLE OF CONTENTS

                   HEADING                                                PAGE
                   -------                                                ----
Item 2.    Disposition of Assets ...........................................3
Item 5.    Other Information ...............................................3
Item 7.    Exhibits ........................................................4

SIGNATURES..................................................................4



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


ITEM 2. DISPOSITION OF ASSETS.

On August 26, 1999 the Company sold two of its wholly owned subsidiaries, Ecklers Industries, Inc. and Eckler's Racing Bodies, Inc. by means of a merger of these subsidiaries into Ecklers Industries LLC ("LLC"). LLC is a newly formed wholly owned subsidiary of Sun Automotive Partners L.P. The Company received $10,250,000 in cash proceeds that were used primarily to repay two 10% term notes totaling $8.5 million in principal, plus accrued interest. The notes were collateralized by substantially all of the assets as well as all of the issued and outstanding capital stock of Eckler Industries, Inc. the remainder of the proceeds were used for working capital purposes.

The cash consideration received from this merger is subject to a Working Capital Adjustment to be determined thirty days after the closing. This adjustment is to be computed based on the difference of the then results of a Working Capital formula compared to the Working Capital Target. The Company does not believe that this adjustment will materially affect, either positively or negatively, the amount of cash consideration already received.

In addition, the Company issued 488,000 shares of its common stock to Stevens Inc. as payment for broker fees due in connection with the sale of Ecklers Industries, Inc. and Eckler's Racing Bodies, Inc. valued at $610,000. Based on the knowledge, experience and economic strength of Stevens Inc., the company believes this transaction was exempt from registration with the Commission under section 4(2) of the Securities Act of 1933, as amended.

These two subsidiaries of the Company represented the Corvette parts and accessories segment, which sold and distributes Corvette parts and accessories throughout the United States, primarily through its catalog. In January 1999, management of the Company made a decision to discontinue the operations of the new car dealerships segment and the Corvette parts and accessories segment in order to focus the Company's continuing operations exclusively on the retail sale of used cars through its used car stores, as well as the financing of the used cars sold.

During the first quarter of 1999, the Company recorded an estimated loss on the disposal of discontinued operations of $800,000. The actual net proceeds received as a result of the sale of the Corvette parts and accessories segment of these discontinued operations is approximately $600,000 less than the value used in determining the estimated loss at the end of the first quarter of 1999. The Company anticipates that it will be required to recognize an additional loss on the disposal of its discontinued operations of approximately $400,000 during the third quarter ending September 30, 1999.

Additionally, on August 26, 1999 the Company entered into a lease with Eckler Industries LLC ("Tenant") for the lease of certain parcels of land, buildings, machinery and equipment, fixtures and improvements located at the Company's headquarters in Titusville, Florida. The terms of this lease include an annual basic rent of $130,000, payable monthly, for a period of ten (10) years with two five (5) year renewal options. The lease requires the Tenant to pay all real estate taxes, special and general assessments, insurance premiums, and the maintenance and repair costs and expenses relating to the Premises. The Company has provided a sum not to exceed $275,000 to be used for tenant improvements to the premises.



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

ITEM 5. OTHER EVENTS.

On August 27, 1999 the Company announced that Crown Group Inc. had entered into a non-binding Letter of Intent which provides for the merger of Crown Group, Inc.'s Paaco Automotive Group, Inc. subsidiary into the Company in exchange for approximately 51 million shares of the company's common stock. Additional provisions of the agreement include, the conversion of approximately $20 million of the Company's outstanding indebtedness and preferred stock into approximately 30 million shares of the Company's common stock, the sale of up to 4 million shares of the Company's common stock for $2 million to Crown Group Inc. and a loan to the Company by Crown Group of $1 million in the form of a secured debenture convertible into the Company's common stock at $0.50 per share.

This proposed transaction is subject to the execution of a Definitive Agreement and conditions of closing, including the negotiation of an agreement with the Company's senior lender, approval by both companies' boards of directors and the Company's shareholders, satisfactory completion of due diligence, necessary regulatory approvals, and the conversion of substantially all of the $20 million of indebtedness and preferred stock into the Company's common stock. The Company's senior lender and respective holders of the indebtedness and preferred stock have not yet agreed to the terms of the proposal; consequently, there is no assurance that these transactions can be completed.

If this transaction is completed, Crown will become the major shareholder of the Company, which will remain a publicly-traded company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (c) Exhibits filed herewith.

    EXHIBIT
     NO.          EXHIBIT DESCRIPTION
    --------      --------------------
      2.1         Agreement and Plan of Merger by and among Smart Choice
                  Automotive Group, Inc., Eckler Industries, Inc., Eckler's
                  Racing Bodies, Inc., Eckler Industries LLC and Sun Automotive
                  Partners L.P. without Exhibits.

     10.92 Lease between the Company, Lessor and Eckler Industries LLC, Lessee, dated August 26, 1999 with attached Exhibit "F" Tenant Work Letter.

     99.1 Press release dated August 27, 1999 announcing the Crown Group's intent to acquire a majority ownership of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 9, 1999.

                                            SMART CHOICE AUTOMOTIVE GROUP, INC.

                                            By: /s/ GARY R. SMITH
                                            ---------------------
                                            Gary R. Smith, President
                                            and Chief Executive Officer


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